Exhibit 3.35

WWW.BUSINESSREGISTRATIONS.COM	FORM LLC-5
12/2006

Nonrefundable Filing Fee: $25.00

STATE OF HAWAII

DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS

Business Registration Division

335 Merchant Street

Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

Phone No. (808) 586-2727

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

(Section 428-204.5, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The undersigned, submitting these Amended and Restated Articles of Organization, certify as follows:

1.              The name of the limited liability company is:

ResortQuest Real Estate of Hawaii, LLC

2.               The Amended and Restated Articles of Organization adopted is attached.

3.              The Amended and Restated Articles of Organization was adopted with the consent of all, or a lesser number of, the members of the limited liability company as authorized by the operating agreement.

4.              The attached Amended and Restated Articles of Organization supersedes the original Articles of Organization and all amendments thereto.

We certify under the penalties set forth in the Hawaii Uniform Limited Liability Company Act, that we have read the above statements and that the same are true and correct.

Signed this 1st day of September, 2007

Vacation Holdings Hawaii, Inc. — Member
Victoria J. Kincke, Secretary
(Type/Print Name & Title)	(Type/Print Name & Title)

/s/ Victoria J. Kincke
(Signature)	(Signature)

Instructions:         Amended and Restated Articles of Organization must be typewritten or printed in black ink, and must be legible. The articles must be signed and certified by at least one manager of a manager-managed company or by at least one member of a member-managed company. All signatures must be in black ink. Submit original articles together with the appropriate fee.

Line 1.              State the full name of the limited liability company.

Line 2.            Attach the Amended and Restated Articles of Organization that was adopted. Attachment must be typewritten or printed in black ink on 8-1/2 x 11 white, bond paper and printed only on one side.

Do not re-execute the attachment.

Filing Fees:         Filing fee ($25.00) is not refundable. Make checks payable to DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS. Dishonored Check ($15 fee plus interest charge).

For any questions call (808) 586-2727. Neighbor islands may call the following numbers followed by 6-2727 and the # sign: Kauai 274-3141; Maui 984-2400; Hawaii 974-4000, Lanai & Molokai 1-800-468-4644 (toll free).

Fax: (808) 586-2733                                             Email Address: breg@dcca.hawaii.gov

NOTICE:     THIS MATERIAL CAN BE MADE AVAILABLE FOR INDIVIDUALS WITH SPECIAL NEEDS. PLEASE CALL THE DIVISION SECRETARY, BUSINESS REGISTRATION DIVISION, DCCA, AT 586-2744, TO SUBMIT YOUR REQUEST.

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STATE OF HAWAII

DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS

In the Matter of the Organization	)
)
of	)
)
RESORTQUEST REAL ESTATE OF	)
HAWAII, LLC	)
)

AMENDED AND RESTATED
ARTICLES OF ORGANIZATION

STATE OF HAWAII

DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS

In the Matter of the Organization	)
)
of	)
)
RESORTQUEST REAL ESTATE OF	)
HAWAII, LLC	)
)

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

The undersigned, having formed a limited liability company (the “Company”) under the laws of the State of Hawaii, hereby adopts the following Amended and Restated Articles of Organization:

ARTICLE I
Company Name

The name of the Company is ResortQuest Real Estate of Hawaii, LLC.

ARTICLE II

Place of Business

The mailing address of the principal office is P. O. Box 1840, Kihei, Hawaii 96753.

ARTICLE III

Agent for Service of Process

The Company shall have and continuously maintain in the State of Hawaii an agent and street address of the agent for service of process on the company. The agent may be an individual resident of Hawaii, a domestic entity, or a foreign entity authorized to transact or conduct affairs in this State, whose business office is identical with the registered office.

a.                                       The name of the Company’s agent for service of process is:

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National Registered Agents of HI, Inc.                                                                                                                                  Hawaii

b.                                      The street address of the registered office in this State is 1136 Union Mall, Suite 301, Honolulu, Hawaii 96813.

ARTICLE IV
Organizer

The name and address of the sole organizer is:

John McConomy                                                                                                    8955 Hwy 98 W., Ste 203, Destin FL 32550

ARTICLE V
Duration

The period of duration shall be at-will.

ARTICLE VI
Management

The Company is manager-managed, and the names and addresses of the managers are as follows:

Victoria J. Kincke	6262 Sunset Drive, Miami, FL 33143
John A. Galea	6266 Sunset Drive, Miami, FL 33143
Kelvin M. Bloom	2155 Kalakaua Avenue, 5th Floor, Honolulu, HI 96815

ARTICLE VII
Liability of Members

The members of the Company shall not be liable for the debts, obligations and liabilities of the Company.

ARTICLE VIII
Number of Initial Members

The Company has one (1) initial member.

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